Exhibit 99.1

ASTROTECH REPORTS SECOND QUARTER OF FISCAL YEAR 2021

FINANCIAL RESULTS

Austin, Texas – February 16, 2021 – Astrotech Corporation (NASDAQ: ASTC) reported its financial results for the second quarter of fiscal year 2021, which ended December 31, 2020.

Since the beginning of the quarter, we successfully raised a total of $37.0 million in gross proceeds, strengthening our balance sheet for our future growth and expansion of our business. The financings will allow for continued operating expenses and working capital as we increase sales of our TRACER 1000™ explosives trace detector (ETD) to DHL (Deutsche Post AG) and other customers in the security market, launch the AgLAB-1000-D2™ into the hemp and cannabis industry, and develop, in partnership with The Cleveland Clinic Foundation, the BreathTest-1000™ to screen for volatile organic compound (VOC) metabolites found in a person’s breath that could indicate they may have an infection, including Coronavirus Disease 2019 (COVID-19) or the resulting disease, pneumonia.

On the heels of the capital raises, we announced that 1st Detect exceeded $1 million in purchase orders and an additional $1 million in future service & support commitments for its TRACER 1000. In December, we also announced that the TRACER 1000 ETD received a Gold Award for the Best CBRNE Detection System category at American Security Today’s ‘ASTORS’ Homeland Security Awards program, the preeminent U.S. Homeland Security Awards Program that highlights the most cutting-edge and forward-thinking security solutions coming onto the market today. We also continue to get closer to domestic sales at 1st Detect. Following the successful completion of non-detection testing last quarter with the U.S. Transportation Security Administration (TSA), we have entered detection testing, which is the final phase before the TRACER 1000 can be approved for cargo sales in the United States.

“We are excited to have our superior technology recognized by a leading voice in the security industry, to have passed the significant $1 million purchase order milestone, and for our progress with TSA. We believe that we offer the most advanced ETD on the market,” stated Thomas B. Pickens III, Chairman and Chief Executive Officer of Astrotech Corporation. “Our work to bring our Ag solution to the market continues to move forward as we receive positive feedback and much interest from prospective customers. Finally, our breath analysis efforts are progressing with The Cleveland Clinic Foundation and we hope to have an update on our work in the near-term,” concluded Pickens.

Second Quarter Fiscal Year 2021 Financial Highlights

Management continues efforts to optimize our resources while reducing cost and adding financial flexibility.

•	Through this release, $37.0 million in gross proceeds was raised through an S-1 public offering, an at-the-market (“ATM”) public offering, and two registered direct offerings.
•

Commercial sales of the TRACER 1000 continued, leading to revenue of $130 thousand for the second quarter of fiscal 2021. For the fiscal year 2021, we have increased sales by $64 thousand, compared to the same period in fiscal year 2020. Additional purchase orders have already been received.

•

For the quarter ended December 31, 2020, SG&A expenses decreased $307 thousand, or 27.7%, and R&D expenses decreased $181 thousand, or 19.3%, compared to the quarter ended December 31, 2019. Year to date through December 31, 2020, SG&A expenses decreased $583 thousand, or 25.2%, and R&D expenses decreased $427 thousand, or 23.8%, compared to the same period last year.

•	Monthly cash outlay for this fiscal year has been reduced to approximately $416 thousand, a 25.6% reduction from our cash outlay through the first six months of fiscal year 2020.

About Astrotech

Astrotech (NASDAQ: ASTC) is a science and technology development and commercialization company that launches, manages, and builds scalable companies based on innovative technology in order to maximize shareholder value.  1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. AgLAB is developing chemical analyzers for use in the agriculture market.  BreathTech is developing a breath analysis tool to provide early detection of lung diseases. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

About AgLAB-1000™ and BreathTest-1000™

This press release contains information about our new products under development, AgLAB-1000 and BreathTest-1000.  Product development involves a high degree of risk and uncertainty, and there can be no assurance that our new products will be successfully developed, achieve their intended benefits, receive full market authorization, or be commercially successful.  In addition, FDA approval will be required to market BreathTest-1000 in the United States.  Obtaining FDA approval is a complex and lengthy process, and there can be no assurance that FDA approval for BreathTest-1000 will be granted on a timely basis or at all.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the severity and duration of the COVID-19 pandemic and its impact on the U.S. and worldwide economy, the timing, scope and effect of further U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic, the Company’s use of proceeds from its recent financings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, and whether the market will accept our products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including our annual report on Form 10-K.  Any forward-looking statements in this document should be evaluated in light of these important risk factors.  In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date.  The Company assumes no obligation to update these forward-looking statements.

Company Contact: Eric Stober, Chief Financial Officer, Astrotech Corporation, (512) 485-9530

Tables follow

ASTROTECH CORPORATION

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
Revenue	$130	$205	$270	$206
Cost of revenue	128	196	241	196
Gross profit	2	9	29	10
Operating expenses:
Selling, general and administrative	803	1,110	1,729	2,312
Research and development	758	939	1,367	1,794
Disposal of corporate lease	—	—	544	—
Total operating expenses	1,561	2,049	3,640	4,106
Loss from operations	(1,559)	(2,040)	(3,611)	(4,096)
Interest and other expense, net	(63)	(43)	(122)	(55)
Loss from operations before income taxes	(1,622)	(2,083)	(3,733)	(4,151)
Income tax benefit	—	—	—	—
Net loss	$(1,622)	$(2,083)	$(3,733)	$(4,151)
Weighted average common shares outstanding:
Basic and diluted	15,864	5,947	11,769	5,769
Basic and diluted net loss per common share:
Net loss	$(0.10)	$(0.35)	$(0.32)	$(0.72)
Total comprehensive loss	$(1,622)	$(2,083)	$(3,733)	$(4,151)

ASTROTECH CORPORATION

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	December 31, 2020	June 30, 2020
Assets
Current assets
Cash and cash equivalents	$22,121	$3,349
Restricted cash	542	—
Accounts receivable	95	101
Inventory:
Raw materials	173	416
Work-in-process	221	38
Finished goods	194	222
Income tax receivable	—	429
Prepaid expenses and other current assets	76	117
Total current assets	23,422	4,672
Property and equipment, net	85	99
Assets held for disposal	—	237
Operating leases, right-of-use assets, net	72	851
Other assets	—	71
Total assets	$23,579	$5,930
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	228	239
Payroll related accruals	434	433
Accrued expenses and other liabilities	939	627
Income tax payable	2	2
Term note payable - related party	2,500	2,500
Term note payable	421	210
Lease liabilities	82	339
Total current liabilities	4,606	4,350
Term note payable, net of current portion	121	332
Lease liabilities, net of current portion	42	623
Total liabilities	4,769	5,305
Commitments and contingencies
Stockholders’ equity
Convertible preferred stock, $0.001 par value, 2,500,000 shares authorized; 280,898 shares of Series D issued and outstanding at December 31, 2020 and June 30, 2020	—	—
Common stock, $0.001 par value, 50,000,000 shares authorized; 18,941,345 and 8,250,286 shares issued at December 31, 2020 and June 30, 2020, respectively; 18,541,429 and 7,850,362 shares outstanding at December 31, 2020 and June 30, 2020, respectively	190,610	190,599
Treasury stock, 399,916 shares at cost at December 31, 2020 and June 30, 2020	(4,129)	(4,129)
Additional paid-in capital	35,841	13,934
Accumulated deficit	(203,512)	(199,779)
Total stockholders’ equity	18,810	625
Total liabilities and stockholders’ equity	$23,579	$5,930